1AlTi Global Fourth Quarter 2025 Earnings | March 31, 2026

2AlTi Global Notes and Important Disclosures About AlTi Global AlTi Global is a leading independent global providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary advisor services underscored by a commitment to impact or values- aligned investing. The firm currently manages or advises on approximately $93 billion in combined assets and has an expansive network with more than 480 professionals across three continents. Forward-Looking Statements Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward- looking, including statements regarding future financial results, long-term value goals, restructuring and resegmentation expectations. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi’s Annual Report on Form 10-K filed March 17, 2025, and in the subsequent reports filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company"). Financial Information The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement that may be filed by AlTi Global. In July 2025, our international real estate business was placed under administration, qualifying it for presentation as discontinued operations. Accordingly, prior periods have been restated to reflect continuing operations in compliance with U.S. GAAP. Furthermore, consistent with this presentation, we have consolidated our financial reporting into a single operating segment. Due to rounding, numbers presented throughout this Presentation may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information. Use of Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Net Income (Loss), Adjusted EBITDA and EBITDA) are not GAAP measures of AlTi Global’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included in the Appendix of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures, and the reasons management considers it appropriate for supplemental analysis. AlTi Global believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

3AlTi Global at-a-glance U.S. vs. Non-U.S. Wealth Management AUM 69% vs. 31%$93B and $50B 7 Acquisitions and integrations completed globally since 2023 Client retention rate since 2021 96% 19 Offices across the globe in major financial centers Global strategic partnerships provide growth capital, access and relationships Years operating history focused on UHNW 25 1) Excludes Kontora advisors Note: Information as of December 31, 2025, unless otherwise noted Committed to impact strategies $5B 10+ Years of average tenure for Wealth Management advisors1 82% Recurring revenues for FY 2025 AUA and AUM

Our vision and why it matters

OUR PURPOSE

Make Wealth Worth More.

By understanding the people, not just the portfolio, and thinking in decades, not quarters, we don't simply manage wealth.

We make wealth personal, powerful and permanent.

OUR BELIEF

Investment excellence is non-negotiable.

But when wealth is managed with the clarity of a client's purpose, it delivers better outcomes -

Financially, emotionally, generationally.

WHY THIS MATTERS

Where investment excellence meets client purpose is a commercially rooted and market driven positioning that delivers:

- Strong client retention
- High levels of wallet share
- Relationships that transcend generations

AITi Global

4

5AlTi Global Over 25 years ago, we envisioned a new kind of UHNW platform. A platform with the resources and scale of a global private bank, but with the personal touch, independence, and flexibility clients sorely felt were missing. Private banks are structurally unable to offer independent advice, bespoke solutions, or integrated cross-border capabilities for UHNW clients. AlTi is purpose-built to serve the unique, evolving, and global needs of the UHNW sector. Why we created AlTi Incumbent Private Banks Global platform with extensive resources Integrated, multidisciplinary service offerings Culture of compliance Limited and inflexible services and reporting structure High fees, less pricing transparency Standardized solutions, less customization Advisor turnover; risk of clients leaving with advisors Conflicts of interest / misaligned incentives Historically the only providers equipped to support the ultra-high-net-worth segment of the wealth management market – with significant drawbacks

6AlTi Global A differentiated business purpose-built over 25+ years Foundation of our Platform Comprehensive capabilities Full suite of offerings to serve the comprehensive and evolving needs of our clients, including investment advisory, family office services, estate & wealth planning, trust & fiduciary, governance & education, and impact investing Track-record and relationships 25+ year track record with significant scale built over our history; relationships with 800+ UHNW families, endowments and foundations Global We have built a truly international business with operations in each key center of wealth globally, reflecting the global nature of our client base; development of our global footprint is unique and difficult to achieve Scalable Customization Investment platform Leading investment advisory practice driven by highly experienced and credentialed investment managers with ability to customize portfolios to meet unique client needs; differentiated expertise in alternatives and access to premier alternative asset managers Regulatory / compliance Our business is built upon a truly robust compliance, reporting, and controls framework across multiple jurisdictions, informed by the global nature of our operations and our experience adhering to public company standards Corporate infrastructure We have invested significant resources and time into building an industry-leading, centralized operational infrastructure and technology suite, enabling us to now scale rapidly; centralized operations for our international business in Lisbon built upon the success of our U.S. model M&A engine Dedicated M&A team, process and strategy for inorganic growth that prudently targets accretive acquisitions that add specific capabilities or expand our geographic reach; successfully completed and integrated 10+ acquisitions over the last decade

7AlTi Global Key investment highlights Differentiated focus on the UHNW segment – the most attractive and highest growth segment within wealth management Trusted and sought after, delivering exceptional wealth management solutions to the UHNW segment for 25+ years Unique global footprint with international presence and ability to serve cross-border families and institutions Holistic, integrated, investment-led capabilities for UHNW and institutional clients Robust financial profile with highly recurring revenue and ongoing initiatives for margin expansion Strong pipeline of M&A opportunities and successful track record of integration Leadership team with deep industry expertise and decades of experience 2 3 4 6 5 7 1

AlTi serves the most attractive segment in wealth management

HNW / UHNW opportunity is estimated at **$102T** and is expected to grow at a **~7%** CAGR to 2028[1][2][3]



$264T[2][4]
Global Financial Wealth
$102T[1][2][3]
HNW and UHNW
Investible
Financial Wealth
AlTi
$86B[5]
0.08%

Illustrative revenue TAM opportunity

$102T	(x) 40 bps	= $41B
HNW and UHNW investible financial wealth [1][2][3]	*Illustrative blended average fee rate*	*Revenue opportunity*

Largest wealth transfer in history - ~$124T in the U.S. alone through 2048 – with over half coming from HNW/UHNW[6]

Massive and growing client base, with 426k+ UHNW individuals globally with net worth exceeding $30M[7]

Increasing need for external advisors, with ~80% of family offices working with one[8]

Increasing need for **services beyond core investment management** as a holistic wealth advisor

Growing demand for **impact and purpose** as UHNW clients look to leave a legacy

1) Source: Morgan Stanley and Oliver Wyman, "Longevity Unlocked: Retiring in the Age of Aging"; investable personal financial wealth includes investable assets (deposits, equities, bonds, mutual funds and alternatives), excluding assets held in insurance policies, pensions and direct real estate or any other real assets
2) TAM assets for global financial wealth and for high-net-worth (HNW) and ultra-high-net-worth (UHNW) investible financial wealth reflect 2023 figures
3) Ultra-high-net-worth (UHNW) refers to individuals with a net worth of at least $30 million
4) Source: Allianz Global Wealth Map; figures in EUR converted to USD using exchange rate of 1.105 as of 12/31/2023; financial wealth includes financial assets for private households
5) Represents AlTi's Wealth Management AUA as of December 31, 2025
6) Source: Cerulli U.S. High-Net-Worth and Ultra-High-Net-Worth Markets 2024
7) Source: Altrata World Ultra Wealth Report 2024
8) Source: JPM 2024 Global Family Office report

AlTi Global 8

AlTi has expertise in alternatives and impact, key areas of interest for UHNW

Global Demand for Alternatives[1]

Alternative AUM/AUA Growth and Forecast (2017-2030P)
$Trillions



10% CAGR
$9
$17
$29
$30
2017
2023
2029P
2030P

Increasing demand for alternatives, an estimated **$30 trillion market** by the end of 2030, **aligns with our expertise**

71% of relationship managers say UHNW investors favor alts more than clients from other wealth bands[2]

With Impact Priority[2]

Relevance of ESG Factors



Request ESG scores
Do not request ESG scores
32%
68%
of HNWIs request ESG scores for their sustainable product investments
68%

Clients and investors understand and want to invest responsibly and with **intent, as they think about legacy**

45% of UHNW investors view ESG as **essential** in their wealth management decisions[3]

AlTi Global

1) Source: Preqin, *Global alternatives markets on course to exceed $30tn by 2030*
2) Source: Capgemini research institute, 2024 World Wealth Report
3) Source: Capgemini research institute, *s can reignite investors' waning ESG enthusiasm*

9

The UHNW segment is fundamentally different than HNW

	Ultra-High-Net-Worth AlTi Tiedemann Global	High-Net-Worth *Most PE-backed RIAs*
Target Client	• ~$100M-1B+ in assets[1]	• Generally $1-10M in assets
Client Type	• Billionaires, multi-generational families, family offices, entrepreneurs and founders, foundations and endowments	• Highly educated professionals, senior executives, retirees
Client Relationship	• With firm; often higher share of wallet concentrated at firm	• With advisors; higher risk of wallet dispersion
Client Needs	• Complex estate planning, intergenerational wealth transfer, philanthropy, succession	• Portfolio management, retirement planning, tax planning
Investment Style	• Long-term time horizon, demand access to alternatives, lower correlation to market	• More liquid-strategy oriented
Advisor Coverage Model	• Dedicated cross-border, multi-disciplinary team	• Single advisor or small team
Fee Structure	• % of AUM ratcheting down as assets get larger; select additional fees for value added services	• % of AUM flat fee, limited incremental revenue from value-added services
Geographic Capabilities	• Global, complex on and offshore investment and planning capabilities due to global nature of client base	• Domestic / no need for cross-border expertise

The UHNW segment is more attractive and requires specialized skills and capabilities to meet the complex needs of UHNW families and institutions

1) Average assets at AlTi per client is $55M+ as of December 31, 2025

AlTi Global 10

Profile of our client base

830+
UHNW/HNW individuals and families and other clients

~$55M+
Average AUM / client

~10 year
Average client tenure

96%
Client retention rate since 2021

A clientele with distinct, bespoke needs

Minimum of ~$25M of investable assets

- Demand bespoke investment management, spanning alternatives, impact investing capabilities, and emerging opportunities
- Navigate complex cross-border financial and regulatory structures
- Safeguard wealth through holistic risk oversight and liability mitigation
- Build enduring family wealth through thoughtful succession planning
- Value exceptional, discreet, and proactive service at every touchpoint

We have a client base with diverse sources of wealth

Institutional client support

- UHNW families and individuals
- Single family office
- Foundations & endowments
- Institutional investors

AITi Global
11

12AlTi Global We deliver what matters most: simplicity & time Investment Advisory (Traditional, Alternatives & Impact) Trust & Fiduciary Governance & Education Estate & Wealth Planning Philanthropy & Purposeful Giving Family Office Services Client Needs Our Value Proposition       We bring together specialists across disciplines – from alternative investment experts to family offices, tax planning experts, and philanthropic advisors We simplify complexity through integrated offerings that bring together investment, planning, governance, impact investing, and family office services We serve as a single, trusted partner – reducing advisor sprawl and giving clients back valuable time UHNW clients face growing complexity across assets, family structures, and global exposure 1 Clients seek fewer advisor relationships and more seamless execution 2 Sophisticated needs require tailored solutions in investing, planning and beyond 3 International families and institutions are demanding the same breadth of service they see in the U.S. 4 Our international wealth management platform adopts this model globally – adapting seamlessly to local needs while offering a consistent, high-touch experience

AlTi is regarded as a premier independent financial provider globally for UHNW and institutions

Firm awards won

BARRON'S

Barron's Advisor's Top 100 RIA Firms for 2025
Ranked Top 5 for firms with the largest median client size (2025)

Wealth Management Industry Awards
Best Family Office Thought Leadership (2025)

with. Intelligence

With Intelligence Private Asset Management Awards
Best Multi-Family Office Over $25 Billion (2024) (2025)
Best Outsourced CIO (2025) (2026)

With Intelligence HFM European Performance Awards
Best Event-driven Merger Arbitrage Strategy (2024)

FAMILY WEALTH REPORT AWARDS

Family Wealth Report Awards
Best OCIO (2025)
Best Multi-Family Office $15 Billion AuM/AuA+ (2024)
Best Portfolio Management (Miami) (2024)

MONEYAge

MoneyAge Wealth and Asset Management Awards
Family Office of the Year (2024)

WealthBriefing

WealthBriefingAsia EAM Awards
Best Philanthropy Offering (2024)

D

D Magazine
Top (2024) (2025)

Individual awards and recognitions



Investment Week
Investment Woman of the Year (Nominated) (2025)
Investment Woman of the Year (2024)
Nancy Curtin



WealthBriefingAsia EAM
Women in Wealth Management (2025)
Anthonia Hui



Wealth Solutions Report
Top 10 WM CMOs (2024)
Claire Verdirame



Citywire Portugal
40 Under 40 (2024)
Joao Pisco



Citywire Italia
Top 50 (2024)
Giorgia Sanchini




Washingtonian Magazine
Washington, DC's Best Financial Advisers (2025) (2026)
Steve Aucamp (2025) (2026)
Brad Lackey (2026)

Spear's Wealth Management Indices
Best s for Ultra-High-Net-Worth Clients (2025)
Nancy Curtin, Charlie Hamilton, Tomas Gorgulho, Jakob Meidal






AlTi Global

Note: Awards as of March 1st, 2026

13

Our business has evolved over time to focus on our core UHNW and institutional investment management offerings

WEALTH MANAGEMENT ACQUISITIONS

- **2017:** Threshold Group *(~$3B AUM)*
- **Jan-22:** Holbein *(~$1B AUM)*
- **2023:** Albacore *(~$0.9B AUM)*[1]
- **May-23:** AI Wealth *(~$1B AUM)*
- **Apr-24:** East End Advisors *(~$6B AUM)*
- **May-24:** Pointwise *(~$0.7B AUM)*[2]
- **Jul-24:** Envoi *(~$3B AUM)*
- **Apr-25:** Kontora *(~$15B AUM)*

ASSET MANAGEMENT DIVESTITURES / WIND-DOWNS

- **Jun-23:** Deconsolidation of AHRA / Home REIT
- **Feb-24:** Broker-dealer wind-down
- **Mar-24:** Disposal of LRA
- **Mar-24:** Disposal of LXi REIT
- **May -24:** Disposal of FOS
- **Q3 2025:**
  - UK real estate wind-down

1) Acquired 30% stake in 2019 and remaining stake in 2023
2) Acquired 50% stake in 2020 and remaining stake in 2024

AlTi Global

14

Unique global footprint in which each location is intentional

Global Footprint

9 Countries 19 Cities



Seattle
Portland
San Francisco
Minneapolis
New York
Wilmington
Washington, D.C.
Dallas
Palm Beach
Miami
Lisbon
London
Paris
Hamburg
Zurich
Lugano
Milan
Hong Kong
Singapore

Our global footprint reflects the global nature of our client base

Notable Capabilities by Location

- New York: Global Headquarters; major U.S center of wealth
- Palm Beach / Dallas: Established wealth; regional hubs
- San Francisco / Seattle: Center of wealth from tech sector; significant impact-related activities
- Miami: Gateway to the Latin America market
- London: Global cross-border hub and significant center of wealth for EMEA
- Lisbon: Centralized operations for international wealth management business
- Hamburg: Foothold into the difficult-to-penetrate German market
- Zurich: European wealth hub with access to Middle East
- Milan / Lugano: Significant center of European industrial wealth
- Singapore: Significant center for Asian family office wealth
- Hong Kong: Significant hub for wealth in East Asia, particularly from Chinese mainland

AlTi Global 15

Track record of M&A and successful integration

	Acquisition	Capabilities	Year acquired	AUM at acquisition ($B)	Acquisition commentary / additional capabilities for AITi
U.S. Acquisitions	East End Advisors	OCIO	2024	~$6	Provides credible OCIO capability for large families and foundations. New business sourcing has been very promising over a short period
	Envoi	Wealth & capital	2024	~$3	Provides presence to Midwest region with holistic team. Full integration with 100% client and employee retention
	threshold GROUP	Impact	2017	~$3	Provides deep impact investing capabilities and maintains an experienced Family Office Services team. Fully integrated in 2017-2018 with steady business development wins, particularly with impact investing mandates where we have >$5B
International Acquisitions	KONTORA	Local market expertise	2025	~$15	Anchor for German onshore UHNW strategy
	POINTWISE PARTNERS	Deep roots in the Nordics	2024[1]	~$0.7	Maintained solid financial performance post-integration, delivering one of the highest RoAs within IWM
	Al Wealth	Philanthropic hub	2023	~$1	Fully embedded in the IWM model with a discretionary-led book (~94%)
	ALBACORE	Expertise in European capital structures	2023[2]	~$0.9	Remains strategically important for its Swiss and Italian cross-border capabilities and strong client retention
	HOLBEIN	Family office	2022	~$1	Remains a high-quality, advisory-led franchise within the London hub, managing ~$750M+ in billable assets

1) Acquired 50% stake in 2020 and remaining stake in 2024
2) Acquired 30% stake in 2019 and remaining stake in 2023

AITi Global 16

17AlTi Global Strategic investments provide capital, access and relationships Global financial services provider across the insurance and asset management sectors, providing financial security and certainty to its customers for 130+ years. CWC provides flexible, long-term capital solutions and strategic advisory support to scaled wealth management platforms, leveraging its deep industry experience and relationships. AlTi received a strategic investment of up to $450M from Allianz X and CWC Fund M&A pipeline for compelling inorganic growth opportunities1 benefits from the strategic investment Accelerate international growth and expand global footprint2 Execute upon organic growth and efficiency initiatives3 Expand product offering and access for clients4

18AlTi Global How we generate revenue AlTi’s topline performance is driven by recurring fee streams Recurring revenue Non-recurring revenue Management / advisory fees • Investment management, advisory, trustee, and administration fees • Management fees in Distributions from investments (3) • Calculated primarily as a percentage of AUM/AUA Other revenue • Incentive fees in Distributions from investments (1) • Incentive / performance fees (2) • Other fees / income 1) Includes incentive fees distributed from AlTi’s economic interest in the External Strategic Managers; primarily recognized Q1 of the following year 2) Includes primarily incentive fees from funds managed by AlTi’s Arbitrage platform; primarily recognized in Q4 of a given year 3) Includes management fees distributed from AlTi’s economic interest in the External Strategic Managers Stable fee rates, long-duration clients and largely fee-on-assets revenue base underpin the recurring revenue model Highly recurring revenue nature

19AlTi Global Growth focused on stable, recurring revenue wealth management business Topline growth fueled by organic growth initiatives including, increased collaboration across offices, tailored approach to key segments, refined pricing models and private markets JV Strong pipeline of strategic and accretive M&A opportunities globally Initiatives underway to reduce the cost basis using a zero-based budgeting (ZBB) approach In process of transforming the technology platform to enhance efficiency, productivity and scalability Focused on achieving economies of scale by leveraging global platform, including Lisbon “Center of Excellence” Financial flexibility to capitalize on future growth opportunities 01. Topline Growth 02. Margin Expansion 03. Balance Sheet Strength Expected financial drivers Well-defined path with a clear trajectory for long term growth

20AlTi Global Fourth Quarter and FY 2025 Highlights

21AlTi Global •Revenue Growth: Consolidated revenues of $255 million for the year, an increase of 29% year-over-year. Fourth quarter revenue was $88 million, up 71% from the prior-year quarter, reflecting AUM growth and the $29 million incentive fee associated with the strong performance of the Arbitrage Fund in the year. •Management Fee Strength: Management fees were $198 million for the full year and $53 million in the quarter, reflecting solid year-over-year growth of 9% and 14%, respectively. •AUM Expansion: Assets under management reached $50 billion, up 10% year-over-year, driven by strong portfolio performance and the acquisition of Kontora. •Strategic Simplification: Reporting a single segment, following the exit of our international real estate business, reinforcing focus on global wealth and institutional investment management, and enhancing transparency. •Organic Growth Momentum: Added approximately $2 billion in projected billable in the US, and a further ~$2 billion in projected billable assets internationally, driven by sustained, robust client demand. •Operational Discipline: adopted zero-based budgeting (“ZBB”) process as our budget methodology. Through the 2025 and 2026 process, ZBB has enabled us to identify approximately $20 million of recurring annual gross savings, with the majority expected to be realized by year-end 2026 •Adjusted EBITDA growth: Adjusted EBITDA grew 45% to $35 million for the year, driven by net incentive-fee contributions; Q4 Adjusted EBITDA nearly doubled sequentially to $11 million, largely driven by the net contribution from the incentive fee. Adjusted EBITDA margins were 14% for the year and 13% for the quarter. Financial and Operating Highlights

Full Year 2025
Select Financial and Operating Metrics

- **Revenue** of $255M, up 29% compared to $198M in 2024. The increase was driven by AUM growth, a strong increase in incentive fees, primarily associated with the strong performance of the Arbitrage fund in the year, and an increase in distributions from the external managers. Management fees were $198M, up 9% compared to 2024.
- **Total Operating Expenses** increased $72M to $329 million, The increase was largely driven by higher compensation costs, inclusive of an approximately $14 million bonus accrual associated with the Arbitrage incentive fee recorded in Q4, the integration of Kontora in 2025, and other one-time items related to the strategic review process, zero based budgeting program, and the exit of the international real estate business..

  On a normalized basis, excluding non-recurring and non-cash items, as well as the Arbitrage incentive fee bonus accrual, full-year operating expenses were $205 million, compared to $182 million in 2024. The increase primarily reflects higher compensation costs, including the effect of the Kontora acquisition, increased professional fees and G&A expenses driven partially by the strategic review process, as well as foreign exchange and VAT.
- **Other loss** of $31M, primarily driven by $35M non-cash impairment in the Arbitrage fund recorded in Q3 2025.
- **GAAP Net loss** was $155M largely driven by the aforementioned non-cash and non-recurring items.
- **Adjusted EBITDA** increased 45% to approximately $35M, reflecting the net contribution from incentive-related performance during the year.
- **AUM** of $50B increased 10% YoY primarily associated with strong market performance and the acquisition of Kontora

($ in Millions)	FY25	FY24	% Change
Revenue	**$255.0**	**$198.4**	**29 %**
Mgmt./Advisory Fees	198.4	182.6	9 %
Incentive Fees	34.7	3.3	NA
Distributions from Investments [1]	20.8	12.3	69 %
Other Income/Fees	1.0	0.2	NA
Total Operating Expenses	**$328.9**	**$257.3**	**28 %**
Operating Income (Loss)	(73.9)	(58.9)	(25)%
Other Income (Loss)	(31.2)	(64.2)	51 %
GAAP Net Income (Loss)	**$(155.1)**	**$(174.3)**	**11 %**
Adjusted Net Income (Loss)	**$11.1**	**$(13.3)**	**NA**
Adjusted EBITDA	**$34.8**	**$24.0**	**45 %**
Adjusted EBITDA Margin	14 %	12 %	
AUA ($B)	**$93.1**	**$75.7**	**23 %**
AUM ($B)	**$49.7**	**$45.1**	**10 %**

AlTi Global

1) Includes $11M and $8.5M in management fees from External Strategic Managers in 2025 and 2024, respectively
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided

22

Fourth Quarter 2025

Select Financial and Operating Metrics

- **Revenue** of $88M, up 71% from the prior-year quarter, reflecting AUM growth, and a $29 million contribution from incentive fees associated with the strong performance of the Arbitrage strategy, which generated an 11.3% return for the year.
- **Total Operating Expenses** Q4 reported expenses increased $14M sequentially to $100 million, primarily driven by higher bonus expense, including approximately $14M related to the bonus accrual associated with the Arbitrage incentive fee. This was partially offset by lower G&A following a one-time, non-cash receivables write-off in Q3.

  On a normalized basis, excluding non-recurring and non-cash items, and the bonus accrual related to the Arbitrage incentive fee, Q4 operating expenses were $63M, up from $50M sequentially due to seasonal bonus accruals and temporary non-core costs related to the strategic review process.
- **Other loss** of $8M, primarily reflects fair value adjustments on certain items.
- **GAAP Net loss** was $15M driven largely by non-cash and non-recurring items.
- **Adjusted EBITDA** of $11M, nearly doubling sequentially, largely driven by the net contribution of the incentive fee.
- **AUM** of $50B increased 10% YoY primarily associated with strong market performance and the acquisition of Kontora.

($ in Millions)	4Q'25	3Q'25	4Q'24	% change vs. 4Q'24	% change vs. 3Q'25
Revenue	**$88.3**	**$57.2**	**$51.5**	**71 %**	**54 %**
Mgmt./Advisory Fees	52.7	51.7	46.2	14 %	2 %
Incentive Fees	31.7	2.4	3.0	NA	NA
Distributions from Investments [1]	2.3	3.1	2.3	0 %	(26)%
Other Income/Fees	0.9	0.0	0.0	NA	NA
Total Operating Expenses	**$99.7**	**$85.7**	**$85.0**	**17 %**	**16 %**
Operating Income (Loss)	(11.5)	(28.5)	(33.5)	66 %	(60)%
Other Income (Loss)	(8.3)	(28.4)	(41.7)	80 %	(71)%
GAAP Net Income (Loss)	**$(15.2)**	**$(107.0)**	**$(71.7)**	**79 %**	**(86)%**
Adjusted Net Income (Loss)	**$4.9**	**$1.0**	**$(16.9)**	**129 %**	**NA**
Adjusted EBITDA	**$11.3**	**$6.2**	**$(3.9)**	**NA**	**82 %**
Adjusted EBITDA Margin	13 %	11 %	(8)%		
AUA ($B)	**$93.1**	**$89.2**	**$75.7**	**23 %**	**4 %**
AUM ($B)	**$49.7**	**$49.3**	**$45.1**	**10 %**	**1 %**

AlTi Global

1) Includes $1.7M, $1.6M, and $1.8 in management fees from External Strategic Managers in Q4 2025, Q3 2025, and Q4 2024, respectively
Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided

23

24AlTi Global Wealth Management Operating Metrics – AUM/AUA See definitions in the Appendix. Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided ($ in Billions) 4Q’25 3Q’25 2Q’25 1Q’25 4Q’24 % change vs. 4Q'24 % change vs. 3Q'25 Beginning Balance: $ 47.7 $ 45.9 $ 42.9 $ 43.1 $ 44.7 Net client change (0.1) 0.4 0.2 (0.2) (1.5) Cash Flow, net (0.2) (0.3) (0.6) 0.1 (0.1) Market Performance, net 0.6 1.7 2.1 (0.1) (0.1) Assets subject to change in billing methodology — — — — — Prior Quarter Adj / Regulation change — — — — — Acquisitions (dispositions) — — 1.4 — — AUM at Period End $ 47.9 $ 47.7 $ 45.9 $ 42.9 $ 43.1 11.1% 0.4 % Average AUM $ 47.8 $ 46.8 $ 44.4 $ 43.0 $ 43.9 8.9% 2.1% ($ in Billions) 4Q’25 3Q’25 2Q’25 1Q’25 4Q’24 % change vs. 4Q'24 % change vs. 3Q'25 Beginning Balance: $82.2 $80.8 $60.6 $60.5 $61.0 Acquisitions — — 15.7 — — Change 3.6 1.4 4.5 0.1 (0.5) AUA at Period End $85.8 $82.2 $80.8 $60.6 $60.5 41.8% 4.4 % Average AUA $84.0 $81.5 $70.7 $60.5 $60.7 38.4% 3.1 % Assets Under Advisement (AUA) Assets Under Management (AUM)

Alternatives Platform
Operating Metrics – AUM/AUA

($ in Millions)	September 30, 2025	Gross Appreciation	New Investments	Subscriptions	Redemptions	Distributions	December 31, 2025	Average AUM/AUA
Event-Driven	$1,674	$69	$0	$107	$(55)	$(34)	$1,761	$1,718
External Strategic Managers:								
Real Estate Bridge Lending [1]	1,944	(47)	0	0	0	(6)	1,891	1,918
European Long Short Equities	2,265	125	0	204	(25)	(67)	2,502	2,384
Asian Credit and Special Situations	1,147	4	0	47	(75)	(4)	1,119	1,133
External Strategic Managers	5,356	82	0	251	(100)	(77)	5,512	5,435
Total AUM/AUA	$7,030	$151	$0	$358	$(155)	$(111)	$7,273	$7,153

($ in Millions)	January 1, 2025	Gross Appreciation	New Investments	Subscriptions	Redemptions	Distributions	December 31, 2025	Average AUM/AUA
Event-Driven	$1,719	$235	$163	$339	$(647)	$(48)	$1,761	$1,740
External Strategic Managers:								
Real Estate Bridge Lending [1]	$2,019	$(65)	$0	$0	$0	$(63)	$1,891	$1,955
European Long Short Equities	$1,848	$430	$0	$373	$(50)	$(99)	$2,502	$2,175
Asian Credit and Special Situations	$1,260	$86	$0	$53	$(254)	$(26)	$1,119	$1,190
External Strategic Managers	5,127	451	0	426	(304)	(188)	5,512	5,320
Total AUM/AUA	$6,846	$686	$163	$765	$(951)	$(236)	$7,273	$7,060

1) The fair value of this investment is reported on a one-month lag
See definitions in the Appendix.

AITi Global

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26AlTi Global 2 Alternatives Platform Fund Performance(1) 1) Past performance does not guarantee or indicate future results. The historical net performance presented above are unaudited. Please refer to Appendix for additional information 2) This investment is reported with a one- month lag (2) ($ in Millions) 4Q’25 3Q’25 2Q’25 1Q’25 4Q’24 FY 2025 FY 2024 FY 2023 Event-Driven 3.58% 1.62% 3.75% 1.95% (0.35)% 11.34% — % 10.51 % External Strategic Managers: Real Estate Bridge Lending (0.30)% (0.41)% (0.86)% (1.19)% 0.45% (2.74)% 2.27% (0.27)% European Long Short Equities 4.46% 6.40% 4.66% (0.75)% 2.72% 15.30% 11.89% 0.64 % Asian Credit and Special Situations 0.07% 3.25% 0.18% 2.61% 2.04% 6.21% 13.31% 4.76% (2) Alternatives Platform Operating Metrics- Fund Performance

27AlTi Global Consolidated Balance Sheet Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided ($ in Thousands, except share data) As of December 31, 2025 As of December 31, 2024 Audited Audited Assets Cash and cash equivalents $41,158 $64,417 Fees receivable, net 65,571 30,220 Investments at fair value 144,196 148,674 Equity method investments 138 20,403 Intangible assets, net of accumulated amortization 436,157 469,563 Goodwill 385,966 377,842 Operating lease right-of-use assets 46,686 50,436 Deferred tax asset, net 130 21,445 Other assets, net 56,446 50,388 Assets of discontinued operations — 22,445 Total assets $1,176,448 $1,255,833 Liabilities Accounts payable and accrued expenses $48,637 $25,388 Accrued compensation and profit sharing 77,286 59,921 Accrued member distributions payable 3,260 3,355 Earn-out liabilities, at fair value 57,411 64,639 TRA liability 25,724 28,765 Preferred stock tranche liability, at fair value 2,410 3,940 Earn-in consideration payable — 932 Operating lease liabilities 61,675 63,055 Debt, net of unamortized deferred financing cost 883 — Deferred tax liability, net 9,697 10,696 Other liabilities, net 14,676 11,839 Liabilities of discontinued operations — 13,108 Total liabilities $301,659 $285,638 Mezzanine Equity Series A Redeemable Cumulative Convertible Preferred stock 168,934 142,858 Series C Redeemable Cumulative Convertible Preferred stock 176,904 160,808 Shareholders’ Equity Common stock, Class A 10 9 Common stock, Class B — — Common stock, Class C Non-Voting — — Treasury stock — — Additional paid-in capital 667,298 652,857 Retained earnings (accumulated deficit) (418,015) (296,561) Accumulated other comprehensive income (loss) 4,975 (1,569) Total AlTi Global, Inc. shareholders’ equity 600,106 658,402 Non-controlling interest in subsidiaries 274,683 311,793 Total shareholders’ equity 874,789 970,195 Total liabilities, mezzanine equity, and shareholders’ equity $1,176,448 $1,255,833

Consolidated Income Statement

($ in Thousands, except share data)	4Q'25	3Q'25	4Q'24	% change vs. 4Q'24	% change vs. 3Q'25	FY 2025	FY 2024	% change vs. FY'24
Revenue	Unaudited	Unaudited	Unaudited					
Management/advisory fees	$52,718	$51,680	$46,163	14 %	2 %	$198,410	$182,599	9 %
Incentive fees	31,723	2,435	2,952	NA	NA	34,708	3,256	NA
Distributions from investments	2,882	3,081	2,332	24 %	(6)%	20,837	12,304	69 %
Other income/fees	932	42	24	NA	NA	1,001	231	NA
Total revenue	88,255	57,238	51,471	71 %	54 %	254,956	198,390	29 %
Operating Expenses								
Compensation and employee benefits	64,422	41,450	51,017	26 %	55 %	189,793	156,122	22 %
Systems, technology and telephone	4,553	4,302	5,237	(13)%	6 %	19,207	18,434	4 %
Sales, distribution and marketing	1,422	917	649	119 %	55 %	3,994	3,099	29 %
Occupancy costs	3,152	3,909	3,671	(14)%	(19)%	13,814	14,305	(3)%
Professional fees	11,896	11,363	14,895	(20)%	5 %	47,798	35,949	33 %
Travel and entertainment	968	897	1,233	(21)%	8 %	3,663	4,750	(23)%
Depreciation and amortization	4,764	4,714	3,550	34 %	1 %	18,446	14,427	28 %
General, administrative and other	8,537	18,183	4,750	80 %	(53)%	32,184	10,237	214 %
Total operating expenses	99,714	85,735	85,002	17 %	16 %	328,899	257,323	28 %
Total operating income (loss)	(11,459)	(28,497)	(33,531)	(66)%	(60)%	(73,943)	(58,933)	25 %
Other Income (Expenses)								
Impairment loss on goodwill and intangible assets	—	(35,000)	—	NA	(100)%	(35,000)	(74,267)	(53)%
Gain (loss) on investments	(7,889)	3,737	(18,918)	(58)%	NA	(5,022)	(3,300)	52 %
Gain (loss) on TRA	6,761	(945)	69	NA	NA	5,372	3,855	39 %
Gain (loss) on preferred stock tranche liability	(760)	500	(540)	41 %	NA	1,530	600	NA
Gain (loss) on earnout liabilities	(6,659)	4,741	(11,195)	(41)%	NA	3,280	30,727	(89)%
Interest expense	(68)	(126)	(7,255)	(99)%	(46)%	(347)	(22,134)	(98)%
Interest income	295	316	1,818	(84)%	(7)%	1,422	5,206	(73)%
Other income (expense)	(22)	(1,649)	(5,676)	(100)%	(99)%	(2,421)	(4,858)	(50)%
Income (loss) before taxes from continuing operations	(19,801)	(56,923)	(75,228)	(74)%	(65)%	(105,129)	(123,104)	(15)%
Income tax (expense) benefit from continuing operations	5,117	(30,086)	10,909	(53)%	(117)%	(18,588)	20,856	(189)%
Net income (loss) from continuing operations	(14,684)	(87,009)	(64,319)	(77)%	(83)%	(123,717)	(102,248)	21 %
Net income (loss) from discontinued operations, net of income tax	(507)	(19,945)	(7,394)	(93)%	(97)%	(31,353)	(72,057)	(56)%
Net income (loss)	(15,191)	(106,954)	(71,713)	(79)%	(86)%	(155,070)	(174,305)	(11)%
Net (loss) income attributed to non-controlling interests in subsidiaries from continuing operations	(2,079)	(22,819)	(17,935)	(88)%	(91)%	(35,371)	(71,271)	(50)%
Net income (loss) attributable to AlTi Global, Inc.	$(13,112)	$(84,135)	$(53,778)	(76)%	(84)%	$(119,699)	$(103,034)	16 %
Net Income (Loss) Per Share								
Basic:								
Continuing operations	$(0.20)	$(0.69)	$(0.55)	(64)%	(71)%	$(1.23)	$(0.68)	81 %
Discontinued operations	$0.00	$(0.20)	$(0.08)	(100)%	(100)%	$(0.31)	$(0.90)	(66)%
Diluted:								
Continuing operations	$(0.20)	$(0.69)	$(0.55)	(64)%	(71)%	$(1.23)	$(0.68)	81 %
Discontinued operations	$0.00	$(0.20)	$(0.08)	(100)%	(100)%	$(0.31)	$(0.90)	(66)%
Weighted Average Shares of Class A Common Stock Outstanding								
Basic:								
Continuing operations	102,474,218	102,091,550	93,686,980	9 %	0 %	$99,868,230	$79,692,659	25 %
Discontinued operations	102,474,218	102,091,550	93,686,980	9 %	0 %	$99,868,230	$79,692,659	25 %
Diluted:								
Continuing operations	102,474,218	102,091,550	93,686,980	9 %	0 %	$99,868,230	$79,692,659	25 %
Discontinued operations	102,474,218	102,091,550	93,686,980	9 %	0 %	$99,868,230	$79,692,659	25 %

AlTi Global

Note: Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals provided

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Non-GAAP Reconciliation

($ in Thousands)	For the Quarterly Period Ended			For the Year Ended	
	4Q'25	3Q'25	4Q'24	2025	2024
Net income before taxes from continuing operations	$ (19,801)	$ (56,923)	$ (75,228)	$ (105,129)	$ (123,104)
Stock-based compensation (a)	8,354	7,114	6,589	31,671	24,215
Stock based compensation - Legacy (b)	-	-	77	-	-
Transaction expenses (c)	7,335	4,688	16,899	25,571	36,462
Change in fair value of TRA (d)	(6,761)	945	(69)	(5,372)	(3,855)
Changes in fair value of investments and non-recurring realized (gain)/loss on sales (e)	7,907	(4,224)	19,429	5,014	6,526
Change in fair value of earnout liabilities (f)	6,659	(4,741)	11,195	(3,280)	(30,727)
Organization streamlining cost (g)	2,047	19,977	5,143	34,046	5,686
Impairment (non-cash) (h)	—	35,000	715	35,000	47,989
Impairment goodwill (i)	—	—	—	—	29,367
(Gains)/Losses on EMI/Carried Interest (non-cash) (j)	—	—	(3)	—	(4,486)
EMI Adjustments (Interest, Depreciation, Taxes & Amortization) (k)	—	—	10	—	10
Change in fair value of preferred stock tranche liability (l)	760	(500)	540	(1,530)	(600)
Adjusted income (loss) before taxes	6,500	1,336	(14,703)	15,991	(12,517)
Adjusted income tax (expense) benefit	(1,646)	(306)	(2,149)	(4,899)	(770)
Adjusted Net Income	4,854	1,030	(16,852)	11,092	(13,287)
Interest expense	68	126	7,255	347	22,134
Income tax expense	(5,117)	30,086	(10,909)	18,588	(20,856)
Net income tax adjustments	6,763	(29,780)	13,058	(13,689)	21,626
Depreciation and amortization	4,764	4,714	3,550	18,446	14,427
Adjusted EBITDA	$ 11,332	$ 6,176	$ (3,898)	$ 34,784	$ 24,044

a) Add-back of non-cash expense related to awards of Class A Common stock (approved post-Business Combination)
b) Add-back of non-cash expense related to awards of Class A Common stock (approved pre-Business Combination)
c) Add-back of transaction expenses related to the Business Combination, subsequent acquisitions or divestitures, and issuance of preferred and common stock, including compensation arrangements, legal fees, accounting advisory fees, litigation settlements, and M&A-related audit fees, among others
d) Add-back of the change in unrealized gains/losses related primarily to the TRA liability
e) Add-back of the change in unrealized gains/losses related to Investments held at fair value
f) Add-back to the change in fair value of the earn-out liabilities
g) Add-back of cost to implement organization change to derive cost synergy, including consulting fees, severance charges, technology implementation costs, and bad debt expense related to strategic portfolio realignment
h) Add-back of impairment of carried interest/equity method investments and intangible assets
i) Add-back of impairment of goodwill
j) Add-back of the amortization of the step-up in equity method investments
k) Add-back of reported interest, depreciation, amortization, and tax adjustments of the Company's equity method investments.
l) Add-back of the change in fair value of preferred stock tranche liability

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30AlTi Global Appendix

31AlTi Global Glossary Assets Under Management and Assets Under Advisement. Unless otherwise defined and subject to applicable regulations, assets under management (“AUM”) refers to assets on which a business provides continuous and regular billable supervisory or discretionary management services and non-discretionary arrangements constituting investment advice of an on-going nature. Assets under advisement (“AUA”) refers to assets that are managed or custodied, as well as non-discretionary assets that are not managed but are overseen in a consulting or similar capacity. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi is calculated as follows: (a) AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charge fees, including under co-investment arrangements. Non- billable assets are exempt of fees and can include cash and cash equivalents, real estate, investment consulting assets and other types of assets designated as such; (b) for the purpose of calculating International Real Estate co-investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake; and (c) our AUM/AUA includes the assets under management of each of our External Strategic Managers. AlTi’s AUM/AUA should not be viewed as AUM reporting for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Adjusted EBITDA. We use Adjusted EBITDA as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with US GAAP. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of net income (loss). Adjusted EBITDA represents adjusted net income plus (a) interest expense, net, (b) income tax expense, (c) adjusted income tax expense less income tax expense, and (d) depreciation and amortization expense. Adjusted Net Income. We use Adjusted Net Income as a non-US GAAP measure to track our performance and assess our ability to service our borrowings. This is a non-US GAAP financial measure supplement and should be considered in addition to and not in lieu of, the results of operations, prepared in accordance with U.S. GAAP. Adjusted Net Income represents net income (loss) before taxes plus (a) equity-settled share-based payments, (b) transaction-related costs, including professional fees, (c) impairment of equity method investments, (d) change in fair value of investment or other financial instruments, (e) onetime bonuses recorded in the statement of operations, (f) compensation expense related to the earn-in of certain variable interest entities, and (g) adjusted income tax expense. Billable Assets. Represents the portion of our AUM/AUA on which we charge fees. External Strategic Managers. are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. MFO. Multi-family office Mgmt./Advisory Fees. Mgmt./Advisory fees represent fees recurring in nature, primarily management fees. OCIO. Outsourced Chief Investment Officer Recurring revenues. Management/Advisory fees plus the management fee portion of distribution from investments. UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.

32AlTi Global Footnotes Past performance does not guarantee or indicate future results. The historical net performance presented are unaudited. A description of the strategies is provided below: Event-driven: The Event-driven strategy is based in New York. This strategy focuses on 0-to-30-day events within the merger process. The investment team employs deep research on each situation in the portfolio with a focus on complex, hostile, up-for-sale situations where our primary research work can drive uncorrelated alpha. The research and investment process is focused on hard catalyst events and is not dependent on deal flow. Real Estate Bridge Lending : The Real Estate Bridge Lending strategy is managed by an external manager based in Toronto and focuses on complex construction, term, and pre-development bridge loans throughout North America. The strategy’s diversified portfolio primarily consists of first lien mortgages with little to no structural leverage. The team places an emphasis on risk management via rigorous underwriting consisting of borrower analysis, vetting, and extensive monitoring across all major real estate asset classes. European Long Short Equities: The European Long Short Equities strategy is managed by an external manager based in London. The strategy trades the portfolio actively and absolute return-oriented with a focus on financials, cyclicals, and mining and minerals. The strategy is market agnostic and runs with a variable net exposure, equally comfortable net long or net short. Asia Credit and Special Situations: The Asia Credit and Special Situations strategy is managed by an external manager based in Hong Kong. The strategy includes performing, stressed, and distressed bonds and loans throughout the Asia Pacific region. The manager strives to capitalize on what it believes is an under-researched and inefficient market with limited competition and attractive levels of stressed and distressed activity.

33AlTi Global Investment • Up to $300M ($250M funded July 31, 2024 and $19M funded May 13, 2025). Option to invest an additional $31M in the future) • $150M ($115M funded in April 2024 and $35M funded in May 2024) Common stock • $110M at close through a new issue of 19.3 million shares of common stock (Class A) at a price of $5.69 • Ownership cap to prevent Allianz ownership of voting securities from exceeding 24.9% of total common stock • N/A Preferred instrument • $140M at close via new convertible preferred stock (Series A) • Additional $50M ($19M of which was funded May 13, 2025) also via new convertible preferred stock (Series A) • $150M via new convertible preferred stock (Series C) Dividend rate • 9.75% PIK, paid 50% in common stock and 50% in new Series A preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • 9.75% PIK, paid in new Series C preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • AlTi can elect to settle all or a portion of PIK dividends in cash Conversion Right • Holder has conversion right after 2 years into AlTi common stock at a conversion price of $8.70 • Mandatory conversion after 3 years if daily VWAP is equal or greater than $15.23 • Holder has conversion right after 5 years into AlTi common stock at a conversion price of $8.70 • AlTi can elect to settle any conversion in cash rather than common stock Redemption rights • AlTi and Holder have redemption rights after 30 years • Investor has a redemption right after 5 years • AlTi has a redemption right after 3 years • AlTi can elect to settle part of the redemption value in AlTi common stock Warrants • Warrants over 5 million shares of Class A common stock • Strike price of $7.40 • Warrants over 2 million shares of Class A common stock • Strike price of $7.40 Strategic Partnerships

34AlTi Global Thank You